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    As filed with the Securities and Exchange Commission on March 13, 1998 -
                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)

         Colorado                                        84-1311581
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                 6797 Winchester Circle, Boulder, Colorado 80301
               (Address of Principal Executive Offices) (Zip Code)

                Applied Films Corporation 1997 Stock Option Plan
                            (Full Title of the Plan)

       Cecil Van Alsburg, 6797 Winchester Circle, Boulder, Colorado 80301,
                                 (303) 530-1411
 (Name, address and telephone number, including area code of agent for service)



                          Copies of Communications to:
                             William J. Lawrence III
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                          CALCULATION OF REGISTRATION FEE

                                                              Proposed              Proposed
           Title of                                            Maximum               Maximum
       Securities to be              Amount to be          Offering Price           Aggregate             Amount of
          Registered                  Registered            Per Share(2)         Offering Price       Registration Fee
         Common Stock              172,500 Shares(1)            $8.53              $1,471,425               $434
===============================  ===================== ====================== =====================  ===================

(1) Represents the number of shares of Common Stock authorized for issuance under the Applied Films Corporation 1997 Stock Option Plan (the "Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.
(2) For shares subject to outstanding but unexercised options, the price is computed on the basis of the exercise price. For the remaining shares under the Plan and for the purpose of computing the registration fee only, the price shown is based upon the price of $8.53 per share, the average of the high and low sales prices for the Common Stock of Applied Films Corporation as reported in the NASDAQ National Market System on March 12, 1998, in accordance with Rule 457(h).


Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Applied Films Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) The final prospectus filed pursuant to Rule 424(b) with respect to the Company's Registration Statement on Form S-1 (No. 333-35331), containing audited consolidated financial statements for the Company's fiscal years ended June 29, 1996 and June 28, 1997.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed or the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "Act") grant the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided with respect to conduct in an official capacity with the Registrant, the person acted in good faith and in a manner he reasonably believed to be in the best interests of the Registrant, with respect to all other conduct, the person believed the conduct to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, the person had no reasonable cause to believe his conduct was unlawful. Indemnification is limited to reasonable expenses incurred in connection with the proceeding. No indemnification may be made (i) in connection with a proceeding by or in the right of the Registrant in which the person was adjudged liable to the Registrant; or (ii) in connection with any other proceedings charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was judged liable on the basis that he derived an improper personal benefit, unless and only to the extent the court in which such action was brought or another court of competent jurisdiction determines upon application that, despite such adjudication, but in view of all relevant circumstances, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by the Act to Indemnify him against reasonable expenses.

     The Registrant's Amended and Restated Articles of Incorporation contain provisions which permit the Registrant to indemnify its officers and directors to the fullest extent permitted by the Colorado Business Corporation Act. The Registrant has entered into indemnification agreements with each of its directors and certain of its officers providing for similar indemnification. In addition to the available indemnification, the Registrant's Amended and Restated Articles of Incorporation limit the personal liability of the members of its Board of Directors, subject to certain exceptions, for monetary damages with respect to claims by the Registrant or its shareholders.

     The Registrant's Amended and Restated Bylaws provide that the Registrant may purchase and maintain insurance on behalf of its directors, officers, employees, fiduciaries and agents against liability asserted against or incurred by such persons in any such capacity.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     Reference is made to the Exhibit Index which appears on page S-6.

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i) and
          (a) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 27th day of February, 1998.

                                      APPLIED FILMS CORPORATION


                                      By      /c/ Cecil Van Alsburg
                                      Cecil Van Alsburg, President and
                                      Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cecil Van Alsburg and Thomas D. Schmidt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on February 27, 1998, by the following persons in the capacities indicated.


  Signatures                                    Title

/s/ Cecil Van Alsburg      President, Chief Executive Officer and Director
    Cecil Van Alsburg      (principal executive officer)

/s/ Thomas D. Schmidt      Chief Financial Officer (principal financial officer)
    Thomas D. Schmidt

/s/ Roger Smith            Treasurer (principal accounting officer)
    Roger Smith

/s/ John S. Chapin         Vice President -- Research, Secretary and Director
    John S. Chapin

/s/ C. Richard Condon      Vice President -- Engineering and Director
    C. Richard Condon

/s/ Jeffrey K. Fergason    Director
    Jeffrey K. Fergason

/s/ James A. Knister       Director
    James A. Knister

/s/ Chad D. Quist          Director
    Chad D. Quist

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Applied Films Corporation

As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated July 22, 1997, included in Applied Films Corporation's Registration Statement on Form S-1 (Registration No. 333-35331), and to all references to our firm included in this registration statement.


                                                ARTHUR ANDERSEN LLP





Denver, Colorado
March 12, 1998

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Exhibit 4 Applied Films Corporation 1997 Stock Option Plan, as amended by First Amendment to the Applied Films Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 10.2 to the Registrant's Form S-1 Registration Statement
                    (No. 333-35331)

Exhibit 5           Opinion of Varnum, Riddering, Schmidt & Howlett LLP

Exhibit 23(a)       Consent of Arthur Andersen LLP - included on page S-5 hereof

Exhibit 23(b)       Consent of Varnum, Riddering, Schmidt & Howlett-included in
                    Exhibit 5

Exhibit 24          Power of Attorney - included on page S-4 hereof

                                 March 13, 1998



Applied Films Corporation
6797 Winchester Circle
Boulder, Colorado 80301

         Re: Registration Statement on Form S-8 Relating to the Applied Films Corporation 1997 Stock Option Plan

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Applied Films Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 172,500 shares of the Company's common stock for issuance pursuant to the Company's 1997 Stock Option Plan (the "Plan"), we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 172,500 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement, but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                     VARNUM, RIDDERING, SCHMIDT & HOWLETTLLP





                    /s/ Varnum, Riddering, Schmidt & Howlett LLP



                                    EXHIBIT 5